UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Earliest Event Reported: January 31, 2003
Commission File No. 1-8968

ANADARKO PETROLEUM CORPORATION
1201 Lake Robbins Drive, The Woodlands, Texas 77380-1046
(832) 636-1000

Incorporated in the	Employer Identification
State of Delaware	No. 76-0146568

Item 7c. Exhibits
99.1	Anadarko Press Release, dated January 31, 2003 - Anadarko announces financial and operating results for 2002

99.2	Anadarko Press Release, dated January 31, 2003 - Anadarko declares quarterly dividends on common and preferred stock

99.3	Anadarko Press Release, dated January 31, 2003 - Anadarko announces $2.3 billion capital budget for 2003

99.4	Anadarko Press Release, dated January 31, 2003 - Anadarko provides guidance for 1st quarter, full year 2003

Item 9.  Regulation FD Disclosure

On January 31, 2003, Anadarko Petroleum Corporation announced financial and operating results for 2002. The press release is included in this report as Exhibit 99.1.

On January 31, 2003, Anadarko announced quarterly dividends on common and preferred stock. The press release is included in this report as Exhibit 99.2.

On January 31, 2003, Anadarko announced the capital budget for 2003. The press release is included in this report as Exhibit 99.3.

On January 31, 2003, Anadarko provided guidance for the first quarter 2003 and full year 2003. The press release is included in this report as Exhibit 99.4.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized officer.

ANADARKO PETROLEUM CORPORATION
(Registrant)

January 31, 2003	By:	/s/ Diane L. Dickey
Diane L. Dickey - Vice President and Controller